UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 04, 2023

WORTHINGTON INDUSTRIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: 614 438-3210

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 4, 2023, John P. McConnell, Executive Chairman of Worthington Industries, Inc. (the "Registrant"), notified the Board of Directors (the "Board") of the Registrant that he intends to step down from the Board in June 2023.

(d) In connection with the planned resignation of John P. McConnell from the Board in June 2023, on January 4, 2023, the Board, in accordance with the Registrant's Code of Regulations and upon the recommendation of its Nominating and Governance Committee, increased the number of authorized directors from 11 to 12, and appointed John H. McConnell II as a director of the Registrant to serve as a member of the class of directors whose terms will expire at the Registrant's 2024 Annual Meeting of Shareholders, filling the vacancy created by the increase in the number of authorized directors. The appointment of John H. McConnell II, who is the son of John P. McConnell, was effective January 4, 2023.

It is the Board's intention that the terms of John P. McConnell and John H. McConnell II overlap in order to provide an orderly transition. It is also the Board's intention that upon John P. McConnell's departure from the Board, the number of authorized directors will be reduced from 12 to 11.

John H. McConnell II is Vice President, Global Business Development, of the Registrant's Sustainable Energy Solutions segment, a role he has held since June 2021. He previously served as business director of the Registrant's North American High Pressure Vessels business from November 2019 to June 2021 and product manager of the Registrant's Life Support Technology products from June 2014 to November 2019. John H. McConnell II also held various roles with the Registrant from 2000 to 2012, and with the Columbus Blue Jackets from 2012 to 2014. John H. McConnell II has a bachelor's degree and Master of Business Administration from The Ohio State University and serves on the boards of the National Veterans Memorial and Museum, the Columbus Zoo and Aquarium and the Cohesion Foundation.

There is no arrangement or understanding between John H. McConnell II and any other person pursuant to which he was selected as a director of the Registrant.

John H. McConnell II has not been appointed to any committees of the Board.

The information required to be disclosed under Item 404(a) of SEC Regulation S-K is incorporated herein by reference from the disclosure included under the caption "Transactions With Certain Related Persons – Transactions with Related Persons" and the disclosure with respect to John P. McConnell included under the captions "Executive Compensation" and "Security Ownership of Certain Beneficial Owners and Management", in each case in the Registrant's definitive Proxy Statement relating to the Registrant's 2022 Annual Meeting of Shareholders, which was filed with the SEC on August 15, 2022. As a member of the McConnell family, John H. McConnell II has an indirect interest in the transactions disclosed under the above-described captions "Transactions With Certain Related Persons - Transactions with Related Persons" and "Security Ownership of Certain Beneficial Owners and Management".

John H. McConnell II will not receive any compensation in connection with his appointment and service as a director of the Registrant; however, as a non-executive employee of the Registrant, he has received and will continue to receive compensation under the Registrant's normal compensation programs. John H. McConnell II's compensation for the Registrant's fiscal year ended May 31, 2022 was, and his compensation for the Registrant's fiscal year ending May 31, 2023 is expected to be, less than $300,000 for each fiscal year. John H. McConnell II's compensation has been, and will continue to be, established by the Registrant, without the involvement of John P. McConnell, in accordance with the Registrant's compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions. The Registrant expects to enter into its standard indemnification agreement for directors with John H. McConnell II.

Item 8.01 Other Events.

On January 5, 2023, the Registrant issued a news release announcing John H. McConnell II's appointment to the Board and John P. McConnell's planned resignation from the Board, a copy of which is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d) Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on January 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	January 5, 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary